UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2010

SOMAXON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51665	20-0161599
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3570 Carmel Mountain Road, Suite 100, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 876-6500

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Contracts

On July 14, 2010, Somaxon Pharmaceuticals, Inc. (“Somaxon”) entered into a Professional Detailing Services Agreement with Publicis Touchpoint Solutions, Inc. (“Publicis”) and a Supplement to the Services Agreement (the “Services Agreement”). Under the Services Agreement, Publicis will provide sales support to promote Somaxon’s Silenor® (doxepin) in the United States through 110 full-time sales representatives, one regional field coordinator and one national business director, all of which will be employees of Publicis. Somaxon will recognize the revenue from Silenor product sales generated by the promotional efforts of Publicis.

In consideration for Publicis’ services under the Services Agreement, Somaxon paid Publicis a portion of the fee for the start-up phase of the engagement upon signing and will pay to Publicis the remainder of the start-up fee upon completion of the start-up phase. Somaxon will also pay Publicis a fixed monthly fee, which fee is subject to certain quarterly adjustments based on actual staffing levels. During the term of the Services Agreement, a portion of Publicis’ management fee will be subject to payment by Somaxon only to the extent that specified performance targets are achieved. The performance targets relate to the initial scale-up activities, turnover and vacancy rates, call attainment rates and specified sales goals. In addition, Somaxon is obligated to reimburse Publicis for approved pass-through costs, which primarily include bonus, meeting and travel costs and certain administrative expenses.

Somaxon may hire representatives of Publicis upon 30 days notice to Publicis by paying certain fees to Publicis.

The initial term of the Services Agreement is from August 30, 2010 to August 29, 2012. Somaxon may extend the term of the Services Agreement by providing Publicis with written notification no later than 90 days prior to the expiration of the initial term, subject to agreement on compensation terms with Publicis. Prior to the first anniversary of the deployment of Publicis’ sales representatives, Somaxon may terminate the Services Agreement upon 90 days written notice and payment to Publicis of a termination fee in a specified amount. Somaxon may terminate the Services Agreement at any time after the one year anniversary of the deployment of Publicis’ sales representatives without paying a termination fee. Somaxon may also terminate the Services Agreement by hiring a specified number of sales representatives without paying a termination fee. In addition, either party may terminate the Services Agreement upon an uncured material breach by the other party, upon the bankruptcy or insolvency of the other party or if a change in law renders the performance of a material obligation of the Services Agreement unlawful.

Item 7.01 Regulation FD Disclosure

On July 14, 2010, Somaxon issued a press release announcing, among other things, the signing of the Services Agreement and the Supplement with Publicis. The full text of such press release is furnished as Exhibit 99.1 to this report.

The foregoing information in Item 7.01 of this Current Report on Form 8-K, together with the press release attached hereto as Exhibit 99.1, is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to Item 7.01 of this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing this information, Somaxon makes no admission as to the materiality of Item 7.01 in this report or the press release attached hereto as Exhibit 99.1. The information contained in the press release is summary information that is intended to be considered in the context of Somaxon’s filings with the SEC and other public announcements that Somaxon makes, by press release or otherwise, from time to time. Somaxon undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOMAXON PHARMACEUTICALS, INC.

Date: July 14, 2010
	By:	/s/ Matthew W. Onaitis
Name: Matthew W. Onaitis
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 14, 2010